SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment (the “Amendment), dated October 11, 2023 (the “Effective Date”), is made to the Employment Agreement (the “Agreement”) dated April 28, 2023, between Chris Chapman (“Employee”) and MIRA Pharmaceuticals, Inc. (the “Company”). The Employee and Company may hereinafter be referred to collectively as (the “Parties”).

RECITALS

WHEREAS, the original Agreement was entered into on April 28, 2023, which sets forth the terms and conditions of employment between the Employee and the Company;

WHEREAS, the original Agreement set forth that Dr. Chapman’s title was established as Executive Chairman, Director of Drug Development and Regulatory Affairs;

WHEREAS, pursuant to an Action by Written Consent of the Compensation Committee on October 11th, 2023, the Compensation Committee deemed the Amendment to be in the best interests of the Corporation and its stockholders.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to amend the Agreement as follows:

1. AMENDMENT TO SECTION 3. COMPENSATION:

Section 3. is deleted in its entirety and replaced with “The Company shall pay Employee a base salary of $50,000 per annum effective October 1, 2023. The Employee’s Base Salary shall be paid monthly after the deduction of appropriate federal, state, and local withholding taxes. Bonus Compensation may be paid to Employee in the discretion of the Company’s Board of Directors, including at its annual review of Employee’s compensation.”

2. EFFECT OF AMENDMENT:

Except as specifically amended hereby, all other provisions, terms, and conditions of the Agreement shall remain in full force and effect. In the event of any conflict between the provisions of the Agreement and this Amendment, the provisions of this Amendment shall govern.

3. ENTIRE AGREEMENT: This Amendment and the Agreement contain the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior negotiations, understandings, and agreements between the Parties.

4. GOVERNING LAW; SEVERABILITY:

This Agreement will be governed by and construed in accordance with the laws of the State of Florida, without giving effect to that body of laws pertaining to conflict of law. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the foregoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then this Agreement will not be enforceable against such affected party and both parties agree to renegotiate such provision(s) in good faith.

COUNTERPARTS:

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by its officer pursuant to the authority of its Compensation Committee, and the Employee has executed this Amendment, as of the day and year first written above.

MIRA PHARMACEUTICALS, INC.

/s/ Michelle Yanez

By: Michelle Yanez

Title: Chief Financial Officer

/s/ Chris Chapman

Chris Chapman, individually